Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact: Howard Kaminsky, Exec. VP-CFO (818) 949-5386

SPORT CHALET REPORTS FOURTH QUARTER, YEAR END RESULTS
AND CONTINUED EXPANSION

Los Angeles, California - (May 25, 2004) - Sport Chalet, Inc. (Nasdaq: SPCH) announced the results for its fiscal year ended March 31, 2004. Sales increased 11.0% from $238.0 million last year to $264.2 million this year. The increase is the result of opening three stores this year and two last year, in addition to a comparable store sales increase of 3.7%. The comparable store sales increase reflects an improved economic climate and more seasonable winter weather conditions at the resorts frequented by the Company's customers. Net income increased 9.3% from $4.2 million, or $0.60 per diluted share last year, to $4.5 million, or $0.65 per diluted share this year, primarily due to increased sales and improved gross profit as a percent of sales, partially offset by increased workers' compensation expense and the effect of a stock award directly from the Company's founder to certain executives of the Company. This stock award, which resulted in additional compensation expense of approximately $800,000 or $0.07 per diluted share, had no significant effect on the Company's cash flow.

For the fourth quarter ended March 31, 2004, sales increased 19.2% from $58.2 million to $69.4 million. The increase resulted from the opening of three stores in fiscal 2004, in addition to a comparable store sales increase of 10.5%. For the quarter ended March 31, 2004, net income increased 516.0% from $53,000, or $0.01 per diluted share, to $328,000, or $0.05 per diluted share, primarily due to increased sales and improved gross profit as a percent of sales, partially offset by increased workers' compensation expense and the effect of the stock award.

Commenting on the results, Craig Levra, Chairman and CEO said, "Coming off a very tough first quarter, I am proud our team worked so hard to improve the results of the subsequent three quarters. The retail climate is improving, and we are capitalizing on this by continuing our expansion. We plan to open five new stores and remodel four stores during this fiscal year. The continued expansion into Northern California includes Pleasanton in the East Bay area, along with Roseville and Elk Grove in the Sacramento area. Our first store in Central California will be in the city of Visalia. We also plan to open a store in the Santa Anita mall in the city of Arcadia within our Southern California market. The Company will remodel four mature stores to complement the look and feel of the newer stores. Although accelerated depreciation on fixtures and equipment for stores to be remodeled will dampen profitability in the short term, our overall advancing growth should leverage our ongoing investment in infrastructure, ultimately reducing overhead expenses as a percent of sales. With the scheduled openings and remodels, 44% of our store base will be three years old or less."

The Company's annual report with full financial statements will be available in late June.

Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full-service specialty sporting goods superstores in California and Nevada. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune up and repair throughout its 31 locations. The address for Sport Chalet's web site is www.sportchalet.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in Company's specific market areas, the challenge of implementing the Company's expansion plans in Northern California, inflation, changes in costs of goods and services, the weather, and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                           Three months ended               Year ended
                                                March 31                     March 31
                                      ___________________________   ____________________________
                                           2004           2003          2004           2003
                                      ____________   ____________   ____________   _____________

Net sales                             $ 69,404,267   $ 58,229,885   $264,236,923   $238,033,375
Cost of goods sold, buying and
 occupancy costs                        48,993,917     42,147,271    184,579,034    168,739,502
                                      ____________   ____________   ____________   _____________

Gross profit                            20,410,350     16,082,614     79,657,889     69,293,873
Selling, general and administrative
 expenses                               19,878,346     15,934,981     71,987,975     62,167,771
                                      ____________   ____________   ____________   _____________

Income from operations                     532,004        147,633      7,669,914      7,126,102
Interest expense                            27,854         34,370        189,924        306,755
                                      ____________   ____________   ____________   _____________

Income before taxes                        504,150        113,263      7,479,990      6,819,347
Income tax provision                       176,000         60,000      2,933,000      2,659,000
                                      ____________   ____________   ____________   _____________

Net income                            $    328,150   $     53,263   $  4,546,990   $  4,160,347
                                      ============   ============   ============   ============
Earnings per share:
     Basic                            $       0.05   $       0.01   $       0.68   $       0.63
                                      ============   ============   ============   ============
     Diluted                          $       0.05   $       0.01   $       0.65   $       0.60
                                      ============   ============   ============   ============
Weighted average number of
  common shares outstanding:
     Basic                               6,668,534      6,621,667      6,645,667      6,614,544
                                      ============   ============   ============   ============
     Diluted                             7,171,439      6,914,369      7,008,380      6,947,343
                                      ============   ============   ============   ============

SPORT CHALET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

                                                           March 31       March 31
                                                             2004           2003
                                                         ___________   ___________
Assets
Current assets:
 Cash                                                    $ 3,071,648   $ 4,230,003
 Accounts receivable, less allowance of $30,000 in 2004    1,158,934     1,090,519
      and $25,000 in 2003
 Merchandise inventories                                  54,172,055    50,886,630
 Prepaid expenses and other current assets                 2,202,036     2,038,588
 Prepaid income taxes                                              -        58,990
 Deferred income taxes                                     2,443,945     1,325,249
                                                         ___________   ___________

Total current assets                                      63,048,618    59,629,979
Furniture, equipment and leasehold improvements-net       29,467,976    27,095,314
Deferred income taxes                                         83,704        66,281
Other assets                                                 101,036       109,905
                                                         ___________   ___________

Total assets                                             $92,701,334   $86,901,479
                                                         ===========   ===========
Liabilities and stockholders' equity
Current liabilities:
 Bank overdraft                                         $          -   $ 5,764,355
 Accounts payable                                         11,131,473     9,353,444
 Salaries and wages payable                                3,354,368     2,191,335
 Income taxes payable                                         35,631             -
 Other accrued expenses                                    7,830,961     5,041,753
                                                         ___________   ___________

Total current liabilities                                 22,352,433    22,350,887

Deferred rent                                              5,818,026     5,276,696

Stockholders' equity
 Preferred stock, $.01 par value:
  Authorized shares - 2,000,000
  Issued and outstanding shares - none                             -             -
 Common stock, $.01 par value:
  Authorized shares - 15,000,000
  Issued and outstanding shares - 6,673,534
  at March 31, 2004 and 6,628,334 at March 31, 2003           66,735        66,283
 Additional paid-in capital                               22,830,906    22,121,369
 Retained earnings                                        41,633,234    37,086,244
                                                         ___________   ___________

Total stockholders' equity                                64,530,875    59,273,896
                                                         ___________   ___________

Total liabilities and stockholders' equity               $92,701,334   $86,901,479
                                                         ===========   ===========

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                             Year ended March 31
                                                                             2004            2003
                                                                        ____________________________
Operating activities
Net income                                                              $  4,546,990    $  4,160,347
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                           6,074,104       5,479,628
   Loss on disposal of equipment                                             354,608          31,730
   Stock compensation                                                        448,918               -
   Tax benefit on employee stock options                                      34,498          53,473
   Deferred income taxes                                                  (1,136,119)         51,756
   Changes in operating assets and liabilities:
     Accounts receivable                                                     (68,415)       (411,810)
     Merchandise inventories                                              (3,285,425)     (2,970,077)
     Prepaid expenses and other current assets                              (163,448)       (281,581)
     Refundable income taxes                                                  58,990         389,770
     Bank overdraft                                                       (5,764,355)     (1,427,903)
     Accounts payable                                                      1,778,029      (1,461,797)
     Salaries and wages payable                                            1,163,033           6,826
     Other accrued expenses                                                2,789,208       1,033,545
     Income taxes payable                                                     35,631               -
     Deferred rent                                                           541,330       1,091,071
                                                                        ____________    ____________

Net cash provided by operating activities                                  7,407,577       5,744,978

Investing activities
Purchases of furniture, equipment and leasehold
 improvements                                                             (8,801,374)     (6,042,631)
Other assets                                                                   8,869         105,564
Proceeds from sale of assets                                                       -          13,000
                                                                        ____________    ____________

Net cash used in investing activities                                     (8,792,505)     (5,924,067)
Financing activities
Proceeds from bank borrowings                                             10,225,000      57,563,424
Repayment of bank borrowings                                             (10,225,000)    (57,563,424)
Proceeds from exercise of stock options                                      226,573         135,607
                                                                        ____________    ____________

Net cash provided by financing activities                                    226,573         135,607
(Decrease) increase in cash and cash equivalents                          (1,158,355)        (43,482)
Cash and cash equivalents at beginning of year                             4,230,003       4,273,485
                                                                        ____________    ____________

Cash and cash equivalents at end of year                                $  3,071,648    $  4,230,003
Cash paid during the year for:
  Income taxes                                                          $  3,940,000    $  2,164,000
  Interest                                                              $    189,925    $    323,304